UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 15, 2013

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071

(Address of principal executive offices)

(213) 687-7700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2013, Franklin R. Johnson, who has served as a director of Reliance Steel & Aluminum Co. (the “Company”) since February 2002, retired from the Company’s Board of Directors.

On May 16, 2013, the Company announced that Kay Rustand, Vice President, General Counsel and Corporate Secretary, retired from her positions as General Counsel and Corporate Secretary effective as of May 15, 2013.  Ms. Rustand will remain with the Company as Vice President, Of Counsel until December 31, 2013.

The Company also announced that the Board of Directors has appointed William A. Smith II, 45, to succeed Ms. Rustand as Vice President, General Counsel and Corporate Secretary, effective as of May 15, 2013.  Prior to his appointment, Mr. Smith served as Vice President and General Counsel of Metals USA Holdings Corp. (“Metals USA”), a recently acquired subsidiary of the Company, since August 10, 2009, and Secretary of Metals USA since August 17, 2009.  From July 2005 to August 2008, Mr. Smith served as Senior Vice President, General Counsel and Secretary at Cross Match Technologies, Inc. and also Director of Corporate Development from September 2006 to August 2008. From June 1999 until June 2005, Mr. Smith was an associate and then a partner in the Corporate and Securities Practice Group of the international law firm DLA Piper, where he practiced corporate law, including mergers and acquisitions. Prior to joining DLA Piper, Mr. Smith practiced law in Seoul, Korea, where he represented and counseled multinational corporations engaged in a variety of domestic and international commercial transactions. While in law school, Mr. Smith served as a legal intern with the Committee on Ways and Means of the United States House of Representatives.  Mr. Smith received a JD from Georgetown University Law Center and an AB from Georgetown University.  There is no plan, contract, arrangement or understanding between Mr. Smith and any other persons entered into in connection with Mr. Smith’s selection as Vice President, General Counsel and Corporate Secretary.  Mr. Smith will participate in Reliance’s standard officer compensation programs.  Reliance has not, and is not, engaged in any transaction with Mr. Smith or with any company that he controls.  There is no family relationship between Mr. Smith and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)         Annual Meeting Date.

The Annual Meeting of Shareholders of Reliance Steel & Aluminum Co. (the “Company”) was held on May 15, 2013, at 10:00 a.m., California time, at The Omni Hotel, 251 South Olive Street, Los Angeles, California 90012.

(b)         Election of Directors and Other Matters Voted Upon.

At the Annual Meeting, the five proposals described below were submitted to a vote by the Company’s shareholders of record as of March 28, 2013.

Proposal 1 – Election of Directors

The Company’s shareholders elected the nine persons nominated by the Board of Directors as directors for a one-year term or until their successors are elected and qualified.  Final voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Sarah J. Anderson	62,175,854	457,623	8,343,607
John G. Figueroa	62,336,279	297,198	8,343,607
Thomas W. Gimbel	62,209,125	424,352	8,343,607
David H. Hannah	61,538,201	1,095,276	8,343,607
Douglas M. Hayes	62,063,687	569,790	8,343,607
Mark V. Kaminski	62,308,389	325,088	8,343,607
Gregg J. Mollins	62,304,630	328,847	8,343,607
Andrew G. Sharkey, III	62,257,313	376,164	8,343,607
Leslie A. Waite	62,062,026	571,451	8,343,607

Proposal 2 – Amendment of the Company’s Amended and Restated Stock Option and Restricted Stock Plan

The Company’s shareholders approved an amendment to the Company’s Amended and Restated Stock Option and Restricted Stock Plan to extend the term of the Plan until December 31, 2018.  Final voting results were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
60,554,318	2,008,634	70,525	8,343,607

A copy of Amendment No. 1 to the Amended and Restated Stock Option and Restricted Stock Plan is attached as Exhibit 4.1 hereto.

Proposal 3 – Advisory Vote on the Approval of the Compensation of Our Named Executive Officers

The Company’s shareholders, on a non-binding basis, approved the compensation of our named executive officers.  Final voting results were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
62,028,016	513,725	91,736	8,343,607

Proposal 4 – Shareholder Proposal

The Company’s shareholders did not approve the shareholder proposal to separate the roles of Chief Executive Officer and Chairman.  Final voting results were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
11,697,666	50,871,706	64,105	8,343,607

Proposal 5 – Ratification of Company’s Independent Auditors

The Audit Committee selected KPMG LLP as the independent registered public accounting firm to perform the annual audit of the 2013 consolidated financial statements of the Company and its subsidiaries. The Company’s shareholders ratified the selection of KPMG LLP.  Final voting results were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
70,859,247	29,314	88,523	N/A

No other matters were brought before the Annual Meeting for shareholder action.

Item 9.01      Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

N/A

(b)           Pro Forma Financial Information.

N/A

(c)           Shell company transactions.

N/A

(d)           Exhibits.

Exhibit No.	Description
4.1	Amendment No. 1 to Amended and Restated Stock Option and Restricted Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: May 16, 2013	By:	/s/ William A. Smith II
William A. Smith II
Vice President, General Counsel and Corporate Secretary

RELIANCE STEEL & ALUMINUM CO.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amendment No. 1 to Amended and Restated Stock Option and Restricted Stock Plan